Exhibit 10.5

FIRST AMENDMENT TO

GUARANTY AGREEMENT

FIRST AMENDMENT TO GUARANTY AGREEMENT, dated as of September 15, 2017 (this “Amendment”), made by STARWOOD PROPERTY TRUST INC., a corporation organized under the laws of the State of Maryland (“Guarantor”), for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (including any successor thereto, “Buyer”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guarantee (as defined below).

RECITALS

WHEREAS, Purchaser, Starwood Property Mortgage Sub-14, L.L.C., Starwood Property Mortgage Sub-14-A, L.L.C. and Starwood Mortgage Funding VI LLC, each a Delaware limited liability company (collectively, the “Seller”) are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 10, 2015, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of March 31, 2016, and that certain Second Amendment to Uncommitted Master Repurchase Agreement, dated as of April 25, 2016 (as so amended, the “Repurchase Agreement”), and the other Transaction Documents (as defined therein);

WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guarantee, dated as of December 10, 2015, for the benefit of Buyer (the “Guarantee”); and

WHEREAS, Guarantor and Buyer desire to make certain modifications to the Guarantee.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENT

(a)        The definition of “Contingent Liabilities” set forth in Section 1 of the Guarantee is hereby amended and restated in its entirety as follows:

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), and (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person.  “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

(b)        The definition of “Fixed Charges” set forth in Section 1 of the Guarantee is hereby deleted in its entirety.

(c)        The definition of “Near Cash Liquidity” set forth in Section 1 of the Guarantee is hereby amended and restated in its entirety as follows:

 “Near Cash Liquidity” shall mean, at any time and with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (i) the market value of Near Cash Securities held by such Person and its Subsidiaries as of such date as determined on a consolidated basis in accordance with GAAP and (ii) the amount of Undrawn Borrowing Capacity of such Person and its Subsidiaries under repurchase and credit facilities to which they are a party as of such date. Market Value of Near Cash Securities shall be determined on a quarterly basis through bids obtained from independent third party broker-dealers reasonably acceptable to Buyer.

(d)        The definition of “Total (d) Assets” set forth in Section 1 of the Guarantee is hereby amended and restated in its entirety as follows:

“Total Assets” shall mean, with respect to any Person on any date, (i) an amount equal to the aggregate book value of all assets owned by such Person and its Subsidiaries on a consolidated basis and the proportionate share of assets owned by non-consolidated Subsidiaries of such Person, less (ii) (A) amounts owing to such Person or any of its Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (B) intangible assets (other than Hedging Transactions specifically related to the Purchased Assets and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries) and (C) prepaid taxes and expenses, all on or as of such date and determined in accordance with GAAP.

(e)        Section 1 of the Guarantee is hereby amended by adding the following defined term in its appropriate alphabetical order:

“Undrawn Borrowing Capacity” shall mean, with respect to any Person as of any date, the total undrawn borrowing capacity available to such Person and its direct or indirect Subsidiaries under any repurchase and credit facilities and similar agreements to which they are a party as of such date, but (i) with respect to any such repurchase or committed credit facility or similar agreement that is a secured facility, solely to the extent that collateral has been approved by and pledged to the related buyer or lender under such facility and such amounts are available to such Person and its direct or indirect Subsidiaries without restriction or any other condition other than notice, and (ii) with respect to any such credit facility or similar agreement that is an unsecured facility, solely to the extent that such undrawn borrowing capacity is committed by the related lender.

(f)        Section 9 of the Guarantee is hereby amended and restated in its entirety as follows:

(9)        Financial Covenants.  Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC 860, as both ASC sections are amended, modified and/or supplemented from time to time) shall satisfy each of the following financial covenants:

(a)        Guarantor shall not permit its Liquidity at any time to be less than $175,000,000; of which not less than $75,000,000 shall be comprised of Cash Liquidity.

(b)        Guarantor shall not permit its Tangible Net Worth to be less than the sum of (A) $3,124,857,000,  plus (B) seventy-five percent (75%) of the aggregate net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by Guarantor in connection any issuance or sale) received by Guarantor from any issuance or sale of Capital Stock (other than Capital Stock constituting Convertible Debt Securities) occurring after September 15, 2017, plus (C) seventy-five percent (75%) of any increase in capital or shareholders’ equity (or like caption however denominated) on the balance sheet of Guarantor resulting from the settlement, conversion or repayment of any Convertible Debt Security occurring after September 15, 2017;

(c)        Guarantor shall not permit the ratio of its Total Indebtedness to Total Assets at any time to be greater than 0.75 to 1.00;

(d)        Guarantor shall not permit the ratio of Guarantor’s EBITDA for any fiscal quarter to Guarantor’s Interest Expense for such fiscal quarter to be less than 2.00 to 1.00; or

(e)        Guarantor shall not permit at any time Guarantor to fail to maintain its status as a REIT.

ARTICLE II.

REPRESENTATIONS

Guarantor represents and warrants to Buyer, as of the date of this Amendment, as follows:

(i)         all representations and warranties made by it in Section 8 of the Guarantee are true and correct in all material respects;

(ii)       it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(iii)      the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(iv)       the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;

(v)        this Amendment has been duly executed and delivered by it; and

(vi)       Guarantor is not subject to financial covenants that are more favorable to the lender or repurchase buyer, as applicable, under any corporate credit facility or any repurchase agreement or loan agreement entered into for the purpose of financing the purchase or origination by Guarantor and/or its direct or indirect Subsidiaries of commercial real estate CMBS-type loans than the financial covenants set forth in Article 1(d) above.

ARTICLE III.

GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE IV.

MISCELLANEOUS

(a)        Except as expressly amended or modified hereby, the Guarantee and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b)        This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(c)        The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)        This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guarantee.

(e)        This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)        The Guarantee, as amended by this Amendment, is a Transaction Document.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

GUARANTOR:

STARWOOD PROPERTY TRUST INC., a corporation organized under the laws of the State of Maryland

			By:	_ /s/ Andrew Sossen______________________
				Name:	Andrew Sossen
				Title:	Authorized Signatory

ACCEPTED AND AGREED BY:

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States

By:	_ /s/ Thomas Cassino_________
	Name:	Thomas Cassino
	Title:	Executive Director

Signature Page to First Amendment to Guarantee